UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza American Drive, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2017, NCI, Inc., a Delaware corporation (the “Company”), and its subsidiaries entered into that certain Fifth Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated December 13, 2010, as amended, by and among the Company and its subsidiaries, SunTrust Bank, in its capacity as administrative agent for the lenders thereunder, the lenders named therein and the other parties thereto (the “Credit Agreement”).

The Amendment modifies certain provisions of the Credit Agreement to, among other things:

•	extend the commitment termination date from May 31, 2017 to September 30, 2017;

•	amend the definition of “EBITDA” to deduct from the calculation thereof, to the extent deducted to determine consolidated net income under the Credit Agreement, nonrecurring expenses not incurred in the ordinary course of business and related to the investigation and/or litigation by the Company of the alleged embezzlement by the former corporate controller of the Company, in an aggregate amount not to exceed $10,000,000, subject to the qualifications and limitations provided for therein;

•	amend the definition of “Swingline Commitment” from $500,000 to $8,000,000; and

•	subject to certain conditions, permit the Company to pay a one-time dividend in an amount not to exceed $2,500,000 in the aggregate.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10.1	Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of May 22, 2017, by and among NCI, Inc., NCI Information Systems, Incorporated and AdvanceMed Corporation, as borrowers, the several banks and other financial institutions from time to time party thereto, as lenders, and Suntrust Bank, in its capacity as administrative agent for the lenders, as issuing bank and as swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI, Inc.

By:	/s/ Lucas J. Narel

Lucas J. Narel

Executive Vice President, Chief Financial Officer, and Treasurer

Date: May 25, 2017